Asset Backed Securities Portfolio Analysis
Aegis Mortgage Corporation
ABSC AEG 2006-HE1
7,503 records
All records
Balance: 1,101,821,450

Selection Criteria: All records
Table of Contents

1.

POOL SUMMARY DATA:
Agency Conforming: 90.29%
Non Conforming: 9.71%
Prefunding (if any): NO
No of Loans: 7503
Average Loan Size: 146,999.70
WAC: 7.814
WA LTV: 80.02%
% First Lien: 94.92%
% Owner Occ: 95.66%
% Purchase: 41.75%
% Cash out: 55.59%
% Full Doc: 0.00%
% Alternate Doc: 3.52%
% Stated Income: 39.03%
% No docs: 0.00%
WA FICO: 616
Min FICO: 500
Max FICO: 806
Mortgage Indices:
IO Loans: 30.12%
LOAN SIZE:
Loans < 100k: 17.13%
Loans < 75k: 9.57%
Loans > 350k: 20.14%
Loans > 500k: 5.24%
Loans > 750k: 0.56%
Income Strats:
Average DTI: 41.24%
DTI 40-45%: 22.21%
DTI 45-50%: 29.56%
DTI 50-55%: 10.10%
DTI > 55%: 0.55%
GEOGRAPHIC:
California: 13.92%
North California: 5.17%
South California: 8.75%
Florida: 11.90%
Illinois: 4.79%
Michigan: 3.06%
Texas: 3.55%
Colorado: 2.41%
New York: 11.09%
New Jersey: 3.67%
Virginia: 2.89%
Washington: 2.01%
Mass: 1.80%
Property Type:
Single Prop: 74.96%
PUD: 12.10%
2-4 Family: 7.60%
Condo: 5.01%
Modular: 0.00%
FICO:
Fico < 600: 39.34%
Fico < 580: 24.95%
Fico < 560: 16.76%
Below 520: 4.40%
521 - 540: 5.98%
541 - 560: 6.57%
561 - 580: 8.32%
581 - 600: 14.45%
601- 620: 13.12%
621 - 640: 15.37%
641 - 660: 11.82%
661 - 680: 7.39%
681 - 700: 5.01%
701-720: 2.87%
721 - 740: 1.85%
Above 740: 2.62%
LTV:
<=50: 2.92%
50.01-55: 0.96%
55.01-60: 1.84%
60.01-65: 3.73%
65.01-70: 5.06%
70.01-75: 6.77%
75.01-80: 46.45%
80.01-85: 9.41%
85.01-90: 11.56%
90.01-95: 4.13%
95.01-100: 7.14%
> 100%: 0.00%
> 80%: 32.25%
> 90%: 11.27%
WA Seasoning: 2
% > 3 Mo Seasoning: 2.82%

Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Jan 23, 2006 10:04

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.